EXHIBIT 23.4




McMahon, Hartmann, Amundson & Co., LLP

October 10, 1996

Moovies, Inc.
201 Brookfield Parkway
Greenville, South Carolina

Members of the Board:

We hereby consent to the use in this Registration Statement of our report, dated May 7, 1996, relating to the financial statements of American Multi-Entertainment, Inc. d/b/a Premiere Video, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                    MCMAHON HARTMANN AMUNDSON & CO., LLP






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